UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 1, 2005

NEW RIVER PHARMACEUTICALS INC.
(Exact name of Registrant as specified in charter)

Virginia	000-50851	54-1816479
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

1881 Grove Avenue, Radford, Virginia	24141
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(540) 633-7978

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01. Other Events.

On June 1, 2005, New River Pharmaceuticals Inc. (the “Company”) presented at the Friedman Billings Ramsey Ninth Annual Growth Investor Conference. This presentation is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Company issued a press release on June 1, 2005 with respect to this presentation, which press release is attached hereto as Exhibit 99.2 and incorporated herein by reference. During this presentation, management of the Company provided results from preclinical testing on its second candidate under development, NRP290, a hydrocodone derivative for the treatment of pain.

Randal J. Kirk, the Company’s president and CEO, and Krish Krishnan, CFO and COO, presented data at the conference that showed that the bioavailability of hydrocodone and hydromorphone levels in NRP290 when taken orally was comparable to hydrocodone bitartrate in dogs, but that there was reduced bioavailability of hydrocodone and hydromorphone at increasing doses of NRP290 when taken orally. The data also indicated that NRP290 had reduced bioavailability when taken by intranasal and intravenous routes, and resisted chemical and enzymatic extraction techniques.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Presentation made on June 1, 2005 by the Company at the Friedman Billings Ramsey Ninth Annual Growth Investor Conference.

99.2	Press release issued on June 1, 2005 by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2005

NEW RIVER PHARMACEUTICALS INC.

By:	/s/ Randal J. Kirk
Randal J. Kirk
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Presentation made on June 1, 2005 by the Company at the Friedman Billings Ramsey Ninth Annual Growth Investor Conference.

99.2	Press release issued on June 1, 2005 by the Company.